UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2005

JCM Partners, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32653	94-3364323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2151 Salvio Street, Suite 325, Concord, California		94520
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-676-1966

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.02 Unregistered Sales of Equity Securities.

Conversions of Class 1 Units and Class 2 Units
As we have previously disclosed, under the terms of our Class 1 Units, holders of our Class 1 Units are able to convert their Class 1 Units into either Class 2 Units or Class 3 Units. In addition, under the terms of our Class 2 Units, holders of our Class 2 Units are able to convert their Class 2 Units into Class 3 Units. All conversions are on a one-for-one basis. Conversions of Units become effective the first of the month after we receive a properly completed Conversion Form requesting such conversion and any other required documentation.
Effective October 1, 2005, pursuant to Unit Conversion Forms received during the previous month, 15,252 of our outstanding Class 1 Units were converted into Class 2 Units, 31,018 of our outstanding Class 1 Units were converted into Class 3 Units, and 125,553 of our outstanding Class 2 Units were converted into Class 3 Units.
We did not receive any consideration in connection with the conversions, other than the return of the Units so converted. Effective upon their conversions, converted Units assume the status of authorized but unissued Units.
The conversions were made pursuant to the terms of the Units in reliance on Section 3(a)(9) of the Securities Act, which provides an exemption from the registration requirements of the Securities Act for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. We processed the conversions internally and did not pay anyone to solicit the conversions.
As of October 1, 2005, we had the following number of Units owned by persons other than our wholly-owned subsidiary, JCM Properties, LLC:

Class 1 Units: 14,008,432
Class 2 Units: 14,971,123
Class 3 Units: 32,059,795
Total Units: 61,039,350

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM Partners, LLC

October 6, 2005	By:	Gayle M. Ing

Name: Gayle M. Ing
Title: President and Chief Executive Officer